APPLICATION


Allstate Financial Personal Retirement Manager a variable annuity designed for your retirement savings and income needs


Allstate
 Financial
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Allstate        PERSONAL RETIREMENT MANAGER             Home office use only.
 FINANCIAL      A Flexible Premium Deferred Variable Annuity
                Issued by: Allstate Life Insurance Company
                           P.O. Box 80469, Lincoln, NE 68501-0469
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1.      Owners(s)

Name __________________________________ //M //F  Birthdate ___/___/___
Address _______________________________ Soc. Sec. No. ____-___-___
                Street
_______________________________________ Phone No. (  ) ___-____
        City            State   Zip
Name __________________________________ //M //F  Birthdate ___/___/___
Address _______________________________ Soc. Sec. No. ____-___-___
                Street
_______________________________________ Relationship to Other Owner___________
        City            State   Zip
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2.      Annuitant
Leave blank if Annuitant is the same as sole Owner; otherwise complete.

Name __________________________________ //M //F  Birthdate ___/___/___
Address _______________________________ Soc. Sec. No. ____-___-___
                Street
_______________________________________
        City            State   Zip
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3.      Beneficiary(ies)

Primary    Contingent           Name            Soc. Sec. No.   Relationship to Owner    %
//              //      ___________________     _____________   _____________________   ___
//              //      ___________________     _____________   _____________________   ___
//              //      ___________________     _____________   _____________________   ___
//              //      ___________________     _____________   _____________________   ___

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4.      Purchase Payment/Allocations

Initial Purchase Payment $_______________ Total must equal 100%
Please allocate the above amount as specified below

AIM                                     Morgan Stanley                          Solomon Brothers
// V.I. Dent Demographic                // UIF High Yield                ___%   // Variable Capital Fund        ___%
   Trends                       ___%

Fidelity-Service Class 2                MFS - Service Class                     Van Kampen - Class II
// VIP Equity-Income            ___%    // New Discovery Series          ___%   // LIT Growth & Income          ___%
// VIP Overseas                 ___%    // Utilities Series              ___%
// VIP Investment Grade Bond    ___%


Janus Aspen Series: Service Shares      OCC                                     Dollar Cost Averaging Fixed Accounts*
// Worldwide Growth             ___%    // Small Cap                     ___%   (Subject to state availability)
// Global Value                 ___%    // Science and Technology        ___%   $500 Minimun
                                                                                // 6-Month DCA                  ___%
                                                                                // 12-Month DCA                 ___%

Lazard                                  Oppenheimer - Service Glass              Standard Fixed Account
// Retirement Emerging                  // Main Street Small                    // 1 Year Guarantee Period      ___%
   Markets                      ___%       Cap Fund/VA                   ___%
                                        // International Growth                 Total                           100%
                                           Fund/VA                       ___%                                   ---
LSA                                     PIMCO
// Balanced                     ___%    // Money Market                  ___%
// Growth Equity                ___%    // Total Return Bond             ___%
// Disciplined Equity           ___%    // Foreign Bond                  ___%
// Emerging Growth Equity       ___%
// Value Equity                 ___%    Putnam - Class IB
// Focused Equity               ___%    // International Growth and
// Diversified Mid Cap          ___%       Income                        ___%
// Blue Chip                    ___%    // High Yield                    ___%
// Basic Value                  ___%
// Aggressive Growth            ___%    Rydex
// Mid-Cap Value                ___%    // OTC Fund                      ___%
// Capital Appreciation         ___%

* If money is allocated to the Dollar Cost Averaging Fixed Account(s), please complete Section 7.
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5.      Tax Qualified Plan

// Yes  // No  If "Yes," complete the following: // Traditional IRA  // Roth IRA  // Other ______
____________________________________________________________________________
// Rollover    // Transfer     // New Contribution $ ______ Contribution Year ______
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6.      Replacement Information

Do you have any existing annuity or life insurance contracts? // Yes // No Will this annuity replace or change any existing annuity or life insurance?
// Yes // No (If Yes, complete the following and appropriate form(s), i.e. 1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form.)

Company ___________________________  Policy No. ___________________________
Date Policy Issued ________________
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7.      Dollar-Cost Averaging Program

Subject to State availability

Complete if money is allocated to the DCA Fixed Account(s) in Section 4.

// 6-Month Dollar Cost Averaging Fixed Account - money will be transferred in equal monthly installments for ___ months*
// 12-Month Dollar Cost Averaging Fixed Account - money will be transferred in equal monthly installments for ___ months*
// Money Market - please transfer $____ from the Money Market Portfolio each month starting __/__/__.

Please allocate the amount above to the sub-accounts specified below:
*Contact Allstate Life for current transfer period offered.

Note: Dollar-Cost Averaging into the Fixed Accounts is not available.

This agreement ends automatically when all money in the account selected above has been transferred.

        Sub-account             %               Sub-Account             %

_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
                                                                Total = 100%

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8.      Automatic Portfolio Rebalancing Program

On a // Monthly // Quarterly // Semi-annual // Annual (Please check the appropriate time frame) basis, please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below:

None of the money allocated to the Standard Fixed Account or DCA Fixed Accounts will be transferred as a result of this rebalancing program.

Please begin the Rebalancing Program on ___/___/___.

// Keep in effect until notified otherwise.  // Stop the Rebalancing Program on ___/___/___.

        Sub-account             %               Sub-Account             %

_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____

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9.      Automatic Additions Program

I authorize Allstate Life Insurance Company to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts below:

The debt amount is $______________.  The debits should begin in ______________.
                                                                   (Month)
Debit my (check one) // Checking Account // Savings Account on the _____ (1st through 28th) date of each (check one) // Month or // Quarter

Financial Institution ________________________________________________
Address ______________________________________________________________
ABA No. _______________________________ Acct. No. ____________________

Please allow three business days for the payment to be credited to your annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise.
// Stop the Automatic Addition Program on ___/___/___.
NOTE: Automatic Additional may not be made to the Dollar Cost Averaging Fixed Account.

        Sub-account             %               Sub-Account             %

_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____

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10.  Systematic Withdrawal Authorization

I hereby authorize Allstate Life Insurance Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. The Personal Retirement Manager allows an annual Free Withdrawal Amount equal to the greater of 10% of the amount of all purchase payments, or 10% of the Contract Value as of the beginning of each Contract Year. Withdrawals that exceed the Free Withdrawal Amount may be assessed a withdrawal charge.

Please check frequency:  // Monthly  // Quarterly  // Semi-Annually  // Annually

Start Date:  __/__/__

// Gross partial withdrawal. The check may differ from the request amont due to applicable charges, adjustments or income tax withholding.
Gross Amount:  $____.
// Net partial withdrawal. The check amount will equal the request amount. The Account Value will be reduced to relfect the amount received, as well as applicable charges, adjustments and income tax withholding. Net Amount $____.

sepcify percentage or dollar amount to be withdrawn from each sub-account:

        Sub-account           % or $            Sub-Account           % or $

_______________________       ____         ____________________       _____
_______________________       ____         ____________________       _____

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10a.    Withholding Election (Required)

// I do want to have ___% federal tax withheld. If no percentage is indicated, 10% will be withheld.

// I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.

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10b.    Direct Deposit

Please deposit the above amount to: (check one) // Checking Account  // Savings Account


Financial Institution ________________________________________________
Address ______________________________________________________________
ABA No. _______________________________ Acct. No. ____________________

Please allow two business days for the payment to be credited to your annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name _________________________________ Acct. No.* __________________
                                                            *If applicable
Address ____________________________________________________________________

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Notice of Withholding

You may elect not to have federal income tax withheld from the taxable portion of your distribution by contacting Allstate Life Insurance Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject to penalties under the estimated tax rules. GA, IA, MA, ME, OK, OR, VA and VT residents: If you choose to have federal income tax withheld, depending on the type of distribution, the laws of you state may require that state income tax be withheld. CA residents: If you choose to have federal income tax withheld, the laws of your state require that state income tax be withheld unless you specifically elect not to have state income tax withheld. You may contact us at any time to change or revoke you election. CT and MT residents: You may elect to have state income tax withheld. The withholding rate on withdrawals, which are not distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b), is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

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11.     Special Instructions

_____________________________________________________________________________

_____________________________________________________________________________

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12.     Signature(s)

If this application is declined, Allstate Life Insurance Company will have no liability except to return the purchase payment. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any aplicable fraud warning for my state. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ___________________________________ Date __/__/__
                City            State

Owner(s) Signature(s) _________________________________________________
                      _________________________________________________
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13.     Agent Use Only

To the best of my knowledge, the insured has an existing annuity or life insurance contract. // Yes // No
Will the annuity applied for replace or chane any existing annuity or life insurance? // Yes // No

Agent Name (Please print) _________________ Phone No. (  ) ______________
Agent Signature ___________________________ Allstate Agent Number _______
Florida License ID number (if applicable) _______________________________ Region ____ Territory ___________ District ______________
Participating Agent Name (Please print) _________________________________
Phone No. (  ) ___________________
Participating Agent Signature ___________________________________________
Allstate Agent Number __________________________________________
Florida License ID Number (if applicable) _______________________________ Region ______ Territory __________ District ____________
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                             IMPORTANT INFORMATION

For applicants in Arizona: Upon your written request, we will provide you, within a reasonable period of time, reasonable factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after your receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio and Pennsylvania:
Any person, who knowingly and with intent to defraud any insurance company or other person, files or application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material, thereto commits a fraudulent insurance act, which is a crime and suspects such person to criminal and civil penalties.

For applicants in Colorado: It is unlawful to knowlingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowlingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

1.  Annuities are not FDIC insured:
2.  Annuities are not obligations of this bank:
3. The financial institution does not guarantee performance by the insurer issuing the annuity.
4. Variable annuities involve investment risk, including potential loss of principal.
5. Variable annuities are not protested by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

For applicants in Georgia: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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Mailing Address:   Allstate Life Insurance Company  Telephone: 1-800-366-1411 ext. 17500
                   P.O. Box 80469
                   Lincoln, NE  68501-0469

Overnight Address: Allstate Life Insurance Company
                   2940 S. 84th St.
                   Lincoln, NE  68506-4142





Allstate Financial is the marketing name for Allstate Life Insurance Company, its affiliates and subsidiaries. The Personal Retirement Manager is a flexible premium deferred variable annuity issued by Allstate Life Insurance Company and underwritten by ALFS, Inc., member NASD. ALFS is a wholly owned subsidary of Allstate Life Insurance Company. Headquarters: Northbrook, Illinois.

Please read the prospectus carefully before you invest or send money.


IMSA
INSURANCE MARKETPLACE STANDARDS ASSOCIATION

MEMBERSHIP PROMOTES ETHICAL MARKET CONDUCT FOR INDIVIDUAL LIFE INSURANCE AND ANNUITIES





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